Exhibit 3.9

STATE OF MARYLAND

DEPT OF ASSESSMENTS AND TAXATION

CUST ID: 0002114101

WORK ORDER: 0001557139

DATE:04-10-2008 2:47 PM

AMT. PAID: $231.00

LEXECON, LLC

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

APRIL 7, 2008

The UNDERSIGNED, in order to amend the Articles of Organization of Lexecon, LLC, a Maryland limited liability company (the “Company”), does hereby acknowledge and certify to the Maryland State Department of Assessments and Taxation as follows:

Article FIRST of the Articles of Organization of the Company is hereby deleted in its entirety and replaced by the following:

FIRST: The name of the limited liability company (which is hereinafter called the “Company”) is:

Company Lexecon LLC

IN WITNESS WHEREOF, the UNDERSIGNED, an authorized person within the meeting of Section 4A-101(c) of the Maryland Limited Liability Company Act, has signed these Articles of Amendment to the Articles of Organization, acknowledging the same to be his act, on the date and year first above written.

AUTHORIZED PERSON

By: /s/ Eric B. Miller

Eric B. Miller

Senior Vice President